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                                                                    EXHIBIT 32.1

                                  CERTIFICATION

      Pursuant to the requirements set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United State Code (18 U.S.C. Section 1350), Dan W. Denney Jr., Ph.D., the Chief Executive Officer of Genitope Corporation (the "Company"), and John M. Vuko, the Chief Financial Officer of the Company, each hereby certifies that, to their knowledge:

      1. The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2004, to which this Certification is attached as Exhibit 32.1 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or
Section 15(d) of the Exchange Act; and

      2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

      In Witness Whereof, the undersigned have set their hands hereto as of the 12th day of November, 2004.

/s/ Dan W. Denney Jr.                        /s/ John M. Vuko
-------------------------------------        ---------------------------------
Dan W. Denney Jr., Ph.D.                     John M. Vuko
Chairman and Chief Executive Officer         Vice President of Finance and
(Principal Executive Officer)                Chief Financial Officer
                                             (Principal Financial Officer)